Exhibit 23.1


        Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Incentive Stock Compensation Plan of Todd Shipyards Corporation of our report dated May 29, 1998, with respect to the consolidated financial statements and schedule of Todd Shipyards Corporation included in its Annual Report (Form 10-K) for the year ended March 29, 1998, filed with the Securities and Exchange Commission.

                                        								ERNST & YOUNG LLP

                                                Seattle, Washington
                                                September 22, 1998